Exhibit 10.7




This CONSULTING AGREEMENT is made as of the 24th day of January 2006 between APOLO GOLD & ENERGY INC ("COMPANY") and having its principal place of business at #1209 - 409 Granville ST, Vancouver BC Canada, V6C 1T2 and Peter Bojtos ("BOJTOS"), having his principal place of business at 2582 Taft Court Lakewood Colorado, 80215.

WHEREAS the Company has requested the services of BOJTOS in providing technical and financial management direction and to act in the capacity of a senior officer and director of the Company;

WHEREAS BOJTOS has agreed to provide such services to the Company in accordance with the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the foregoing recitals and mutual covenants set forth below, the parties hereto agree as follows:

1. Company shall appoint Bojtos, as Chairman, President, CEO and a Director of the Company effective February 1, 2006. Bojtos shall with the assistance of the Board of Directors of Apolo Gold Inc, implement the policies as approved by the Board of Directors and recommend new strategies as required in the development of existing and future mineral or energy properties. The parties agree that should the filing of the Form 10QSB for December not be filed by January, 31, 2006, then the effective date of the appointment shall be deferred until the day after the formal filing of the Form 10QSB.

2. Bojtos shall provide consulting services as required, including direction on activities at Lampung, Jakarta, and Beowawe and its development as required. Mr. Bojtos will work closely on a regular management basis with the CFO, Mr. Dinning and the Advisor to the Board, Mr. Little in the general management of the activities of the Company.

3. Bojtos shall approve all capital expenditures over $5,000 at NUP and also approve all budgeted expenditures for the exploration work at Beowawe.

4. Bojtos shall approve any and all public announcements prior to dissemination of release.

5. Bojtos, as a consultant shall bill the Company $5,000US per month re consulting fees, and be entitled to total stock options of 1,500,000 being 500,000 for services rendered, and an additional 1,000,000 common share options at $0.08 per share. A separate stock option agreement shall be executed by the Company and Mr. Bojtos.

6. Bojtos shall be immediately paid outstanding expenses pertaining to past services. This includes current expenses of $9,318.05 and outstanding retainer fees of $12,000.

7. The Bojtos relationship with the Company is that of an independent consultant Bojtos will be solely responsible for paying all taxes and insurance due with respect to his fees unless the Company determines that such payments may be required by law.

8. This Agreement shall expire on January 31, 2007. In addition, either party may terminate Bojtos' services under this Agreement at any time, with or without cause, on not less than ninety (90) days prior written notice. This Agreement can be extended by mutual consent of the parties.


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9.      Bojtos will not use or disclose any confidential or proprietary information or trade secrets of former or concurrent clients or employer, and will not bring on to the premises of Company any unpublished document or any property belonging to former or concurrent clients or employers, without the written consent of such clients or employers. Upon completion or termination of BOJTOS' services for Company, or earlier at Company's request, BOJTOS will return to Company all documents and other materials containing confidential or proprietary information belonging to Company or to third parties doing business with Company.

10. Any notice given in connection with this Agreement must be in writing. Notice will be deemed given and effective on the third business day following the date it is deposited, postage prepaid, in the United States mail directed to the individual who signed this Agreement, at the address set forth on the first page of this Agreement or to such other address as specified, by giving notice as herein provided. Notice given in any other fashion must be in writing and will be deemed given and effective when actually received.

11.      This Agreement will be governed by the laws of Nevada.

12. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior and contemporaneous agreements and understandings, written or oral, on the subject matter hereof. No modification or amendment of this Agreement, no any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. In the event any dispute should arise between the parties with respect to the performance of either of them hereunder, the prevailing party will be entitled to reasonable attorney's fees. If one or more of the provisions in this Agreement are held ineffective, unenforceable, or illegal for any reason, then the remaining provisions will continue in full force and effect.

13. Bojtos may not assign this Agreement. This Agreement will be binding upon Bojtos' heirs, executors, administrators, and other legal representatives and will be for the benefits of Company, its successors and its assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and to be effective as of the Effective Date set forth on the first page hereof.



BOJTOS:                              APOLO GOLD & ENERGY INC



/s/ Peter Bojtos                     /s/ Robert Dinning
----------------                     ---------------------
Signature                            Signature


Peter Bojtos                         Robert Dinning
----------------                     --------------------
Peter Bojtos                         Authorized Signatory

----------------                     --------------------
Name (please print)                  Name (please print)


Jan. 27, 2006                        Jan. 27, 2005
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Date                                 Date